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                                                                    Exhibit 9.7


                           Nicholas-Applegate Mutual Funds
                                  600 West Broadway
                                      30th Floor
                             San Diego, California  92101


                                   August 14, 1998


State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Ladies and Gentlemen:

          Reference is made to the Transfer Agency and Service Agreement between us dated as of April 1, 1993 (the "Agreement").

          Pursuant to Section 10.01 of the Agreement, we wish to add the Nicholas-Applegate Large Cap Value Fund to the Agreement. The full list of Funds covered by the Agreement as set forth in Exhibit A.

          Please indicate your acceptance of this amendment by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

Sincerely,



E. Blake Moore, Jr.
Secretary


AGREED:

STATE STREET BANK AND TRUST COMPANY


By:
   --------------------------------

Title:
      -----------------------------

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                                      EXHIBIT A

             Nicholas-Applegate Mid Cap Growth Fund (formerly Nicholas-
                            Applegate Core Growth Fund)
                      Nicholas-Applegate Large Cap Growth Fund
                      Nicholas-Applegate Mini Cap Growth Fund
            Nicholas-Applegate Small Cap Growth Fund (formerly Nicholas-
                          Applegate Emerging Growth Fund)
          Nicholas-Applegate Convertible Fund (formerly Nicholas-Applegate
                               Income & Growth Fund)
                      Nicholas-Applegate Balanced Growth Fund
                      Nicholas-Applegate Worldwide Growth Fund
                 Nicholas-Applegate International Core Growth Fund
                     Nicholas-Applegate Emerging Countries Fund
                   Nicholas-Applegate Global Growth & Income Fund
               Nicholas-Applegate International Small Cap Growth Fund
                        Nicholas-Applegate Money Market Fund
                           Nicholas-Applegate Value Fund
                      Nicholas-Applegate High Yield Bond Fund
                      Nicholas-Applegate Strategic Income Fund
              Nicholas-Applegate Short-Intermediate Fixed Income Fund
            Nicholas-Applegate High Quality Bond Fund(formerly Nicholas-
                  Applegate Fully Discretionary Fixed Income Fund)
                      Nicholas-Applegate Global Blue Chip Fund
                   Nicholas-Applegate Emerging Markets Bond Fund
                        Nicholas-Applegate Pacific Rim Fund
                       Nicholas-Applegate Greater China Fund
                       Nicholas-Applegate Latin America Fund
                     Nicholas-Applegate Global Technology Fund
                      Nicholas-Applegate Large Cap Value Fund